Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Frontier Communications Corporation:

We consent to the incorporation by reference in the registration statements Nos. 333-190613, 333-181299, 333-158391, 333-58044 and 333-203537 on Form S-3 and Nos. 333-188440, 333-159508, 333-151247, 333-151248, 333-151245, 333-142636, 333-91054, 333-71821, 333-71597, 333-71029, 333-61432, 33-54376, 33-48683, 33-42972, 333-203625, 333-211319 and 333-217845 on Form S-8 of Frontier Communications Corporation and subsidiaries of our reports dated February 28, 2018, with respect to the consolidated balance sheets of Frontier Communications Corporation as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Frontier Communications Corporation.

/s/ KPMG LLP

Stamford, Connecticut
February 28, 2018